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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-72086, No. 33-86040 and No. 333-05643 of The Talbots, Inc. and its
subsidiaries on Forms S-8 of our reports dated March 11, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Talbots, Inc. and its subsidiaries for the year ended January 31, 1998.





/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
April 30, 1998
Boston, Massachusetts